SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 19, 2010 (March 17, 2010)

SIONIX CORPORATION

(Exact name of Company as specified in Charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2801 Ocean Park Blvd., Suite 339

Santa Monica, CA 90405

 (Address of Principal Executive Offices)

(847) 235-4566

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

On March 17, 2010, Sionix Corporation held a special meeting of its shareholders at which a quorum was present in person or by proxy. The purpose of the meeting was for the shareholders to vote on whether to approve an amendment to the Articles of Incorporation of Sionix increasing the total number of authorized shares from 150,000,000 to 610,000,000, consisting of 600,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of blank-check Preferred Stock, par value $0.001 per share (the “Authorized Shares Increase”).

The voting results for the Authorized Shares Increase were as follows:

Number of Votes Entitled to be Cast	# of Votes For	# of Votes Against	# of Abstentions	Votes For as % of Outstanding Voting Power
148,795,947	86,392,390	4,161,451	637,063	58.06%

Accordingly, Sionix has obtained the requisite vote required to effect the Authorized Shares Increase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 19, 2010

SIONIX CORPORATION

By:	/s/ David R. Wells
David R. Wells, President